                                                                                                                                    Exhibit 5.1

 Evergreen Solar, Inc.
Christian M. Ehrbar, Esq.
General Counsel

March 16, 2009

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, MA 01752

Ladies and Gentlemen:

Reference is made to the registration statement on Form S-8 (the "Registration Statement") filed by Evergreen Solar, Inc., a Delaware corporation ("the Company") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 1,500,000 shares of common stock, par value $0.01 (the "Shares"), of the Company for the Company's Amended and Restated 2000 Stock Option and Incentive Plan (the "Plan").

I, as General Counsel of the Company, have examined such certificates, instruments and documents (collectively, "Documents") and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, I have assumed, without independent verification, that: (i) all signatures are genuine; (ii) all Documents submitted to me as originals are authentic; and (iii) all Documents submitted to me as copies conform to the originals of such Documents. My review has been limited to examining the Documents and applicable law.

Based upon the foregoing examination and review, it is my opinion that the Shares to be issued, when issued and sold in the manner referred to in the Plan and pursuant to the agreements that accompany the Plan, will be legally and validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

I am qualified to practice law in the Commonwealth of Massachusetts, and in rendering this opinion, my examination of matters of law has been limited to, and I express no opinion as to the laws of any jurisdictions other than, the laws of the Commonwealth of Massachusetts and the Federal laws of the United States.

Very truly yours,

/s/ Christian M. Ehrbar
Christian M. Ehrbar, Esq.
General Counsel